Exhibit 10.90

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEVELOPMENT SERVICES AGREEMENT

THIS DEVELOPMENT SERVICES AGREEMENT (this "Agreement") is entered into this December 23, 2008 (the “Effective Date”) by and between Hoku Solar, Inc. ("Hoku") and Hoku Solar Power I, LLC, a California limited liability company ("Owner").

Recitals

A.           Owner was formed for the purpose of acquiring, owning, managing, operating, and, if appropriate or desirable, selling or otherwise disposing of solar energy generation facilities in Hawaii, in particular the Project and to engage in the business of acting as the owner of such solar energy facilities in a manner that will qualify for the energy credit under Section 48 of the Internal Revenue Code (collectively, the “Facilities”).

B.           Owner is operating pursuant to that certain Operating Agreement entered into as of the Effective Date by and between Hoku Solar, Inc., a Delaware corporation, as the managing member, and UFA Renewable Energy Fund I, LLC, a Delaware limited liability company,  as the investor member (the “Operating Agreement”).  Capitalized terms used but not defined herein shall have the meanings provided in the Operating Agreement.

C.           Owner desires that Hoku provide certain services with respect to the Facilities.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

Section 1.1.           Services.  Hoku shall oversee the development and installation of the Facilities, and shall perform the services and carry out the responsibilities with respect to the Facilities set forth herein, and such additional duties and responsibilities as are reasonably within the general scope of such services and responsibilities and are designated from time to time by the Managing Member of the Owner, acting on behalf of the Owner.

Section 1.2.           Hoku’s services shall be performed in on behalf of the Owner and shall consist of the duties set forth in the Sections 1.2.1 through 1.2.12 hereof and as provided elsewhere in this Agreement; provided, however, that if the performance of any duty of Hoku set forth in this Agreement is beyond the reasonable control of Hoku, Hoku shall nonetheless be obligated to (a) use its best efforts to perform such duty and (b) promptly notify the Managing Member that the performance of such duty is beyond its reasonable control.  Hoku shall perform the following:

1.2.1           negotiate and cause to be executed in the name and on behalf of the Owner agreements for the design, purchase, installation and testing of the Facilities, and any agreements for preparation of the site, including the land on which the Facilities are to be installed or the furnishing of any supplies, materials, machinery or equipment therefor, or any amendments thereof, provided that no agreement shall be executed nor binding commitment made until the terms and conditions thereof and the party with whom the agreement is to be made have been approved by the Managing Member unless the terms, conditions, and parties comply with guidelines issued by the Managing Member concerning such agreements (or, to the extent such agreements may already have been executed by Hoku it shall cause the agreements to be assigned to the Owner);

1.2.2           assist the Owner in dealing with:  (a) the Hawaiian Department of Transportation Airports (“HDOT”), (b) the Local Utility, (c) governmental agencies, (d) local organizations, (e) abutters and (f) other parties interested in the development and installation of the Facilities;

1.2.3           establish and implement appropriate administrative and financial controls for the design and installation of the Facilities, including but not limited to:

1.2.3.1.           coordination and administration of all contractors, professionals and consultants employed in connection with the design or installation of the Facilities;

1.2.3.2.           administration of any supply or installation contracts on behalf of the Owner;

1.2.3.3.           participation in conferences and the rendering of such advice and assistance as will aid in developing economical, efficient and desirable design and installation procedures;

1.2.3.4.           the rendering of advice and recommendations as to the selection procedures for and selection of subcontractors and suppliers;

1.2.3.5.           the review and submission to the Managing Member for approval of all requests for payments under any contractor’s agreement, or any loan agreements with any lending institutions providing funds for the benefit of the Owner for the design or installation of the Facilities;

1.2.3.6.           the submission of any suggestions or requests for changes that could in any reasonable manner improve the design, efficiency or cost of the Facilities;

1.2.3.7.           applying for and maintaining in full force and effect any and all governmental permits and approvals required for the lawful construction of the Facilities;

1.2.3.8.           compliance with all terms and conditions applicable to the Owner or the Facilities contained in any governmental permit or approval required or obtained for the lawful installation of the Facilities, or in any insurance policy affecting or covering the Facilities during its construction and installation, or in any surety bond obtained in connection with the Facilities;

1.2.3.9.           furnishing such consultation and advice relating to the construction and installation of the Facilities as may be reasonably requested from time to time by the Managing Member;

1.2.3.10.           keeping the Managing Member fully informed on a regular basis of the progress of the design, construction and installation of the Facilities, including the preparation of such reports as are provided for herein or as may reasonably be requested by the Managing Member;

1.2.3.11.           giving or making the Managing Member’s instructions, requirements, approvals and payments provided for in the agreements with the Installer and other contractors, professionals and consultants retained for the Facilities; and

1.2.4           inspect the progress of the course of installation of the Facilities, including verification of the materials and labor being furnished to and on such installation so as to be fully competent to approve or disapprove requests for payment made by the Installer, or by any other parties with respect to the design and installation of the Facilities, and in addition to verify that the same is being carried out substantially in accordance with the plans and specifications approved by the Managing Member or, if the same is not being so carried out, promptly to so notify the Managing Member;

1.2.5           if requested to do so by the Managing Member, perform on behalf of the Owner all obligations of the Company and/or the Owner with respect to the design and installation of the Facilities contained in any loan agreement, equity financing agreement or security agreement  entered into in connection with any financing for the construction and installation of the Facilities, or in any agreement entered into with the Utility or any governmental body or agency relating to the terms and conditions of such installation, provided that copies of such agreements have been provided by the Managing Member to Hoku or the Managing Member has otherwise notified Hoku in writing such obligations;

1.2.6           assemble and retain all contracts, agreements and other records and data as may be necessary to carry out Hoku’s functions hereunder;

1.2.7           use its best efforts to accomplish the timely completion of the Facilities in accordance with the approved plans and specifications and the time schedules for such completion approved by the Managing Member;

1.2.8           at the direction of the Managing Member, implement any decisions of the Managing Member made in connection with the design, development and installation of the Facilities or any policies and procedures relating thereto; and

1.2.9           perform and administer any and all other services and responsibilities of Hoku that are set forth in any other provisions of this Agreement, or that are requested to be performed by the Managing Member and are within the general scope of the services described herein.

Section 2.1.         Obligation To Complete Installation.  Hoku shall (a) complete the installation of the Facilities or cause the same to be completed in a good and workmanlike manner, free and clear of all mechanics’, materialmen’s or similar liens, all in accordance with the drawings and specifications and (b) cause the Owner to satisfy any other requirements necessary for the Facilities to be commissioned.

Section 3.1           Compensation.  As consideration for Hoku’s services to be performed under this Agreement, Owner will pay an amount equal to [*].  The Development Fee shall be payable as follows: [*] from the proceeds of the Managing Member’s and Investor Member’s Capital Contributions, as set forth in the Operating Agreement, and the balance of [*] shall be a deferred payment obligation of the Company (the “Deferred Development Fee”), which Deferred Development Fee shall not bear interest.  The Development Fee shall be paid in full by the Company no later than the date which is ten (10) years following the date upon which the last solar system has been Placed In Service.

Section 4.1           General.

(a)           No Agency Relationship.  This Agreement does not create an agency relationship between the parties and does not establish a joint venture or partnership between the parties.  Neither party has the authority to bind the other party or represent to any person that the party is an agent of the other party.

(b)           Binding Effect.  This Agreement will be binding on the parties and their respective heirs, personal representatives, successors and permitted assigns, and will inure to their benefit.  The parties do not intend to confer any right or remedy on any third party.

(c)           Amendment; Waiver.  This Agreement may be amended only by a written agreement signed by each party.  No waiver will be binding on a party unless it is in writing and signed by the party making the waiver.  A party’s waiver of a breach of a provision of this Agreement will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

(d)           Severability.  If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

(e)           Remedies.  The parties will have all remedies available to them at law or in equity.  All available remedies are cumulative and may be exercised singularly or concurrently.  All remedies are subject to the terms of this Agreement.

(f)           Governing Law; Venue.  This Agreement is governed by the laws of the State of California, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Agreement.  .

(g)           Entire Agreement.  This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

(h)           Signatures.  This Agreement may be signed in counterparts.  A fax transmission of a signature page will be considered an original signature page.  At the request of a party, a party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DEVELOPER		COMPANY

HOKU SOLAR, INC.		HOKU SOLAR POWER I, LLC

By:	/s/ Scott Paul	By: Hoku Solar Inc., its Managing Member
Name: Scott Paul
	Title: Chief Operating Officer	By:	/s/ Scott Paul
		Name:	Scott Paul
		Title:	Chief Operating Officer